EXHIBIT 99.1

FILING SUBSIDIARIES
1.	Affinity Mining Company
2.	Apogee Coal Company, LLC
3.	Appalachia Mine Services, LLC
4.	Beaver Dam Coal Company, LLC
5.	Big Eagle, LLC
6.	Big Eagle Rail, LLC
7.	Black Stallion Coal Company, LLC
8.	Black Walnut Coal Company
9.	Bluegrass Mine Services, LLC
10.	Brook Trout Coal, LLC
11.	Catenary Coal Company, LLC
12.	Central States Coal Reserves of Kentucky, LLC
13.	Charles Coal Company, LLC
14.	Cleaton Coal Company
15.	Coal Clean LLC
16.	Coal Properties, LLC
17.	Coal Reserve Holding Limited Liability Company No. 2
18.	Colony Bay Coal Company
19.	Cook Mountain Coal Company, LLC
20.	Corydon Resources LLC
21.	Coventry Mining Services, LLC
22.	Coyote Coal Company LLC
23.	Cub Branch Coal Company LLC
24.	Dakota LLC
25.	Day LLC
26.	Dixon Mining Company, LLC
27.	Dodge Hill Holding JV, LLC
28.	Dodge Hill Mining Company, LLC
29.	Dodge Hill of Kentucky, LLC
30.	EACC Camps, Inc.
31.	Eastern Associated Coal, LLC
32.	Eastern Coal Company, LLC
33.	Eastern Royalty, LLC
34.	Emerald Processing, L.L.C.
35.	Gateway Eagle Coal Company, LLC
36.	Grand Eagle Mining, LLC
37.	Heritage Coal Company LLC
38.	Highland Mining Company, LLC
39.	Hillside Mining Company
40.	Hobet Mining, LLC
41.	Indian Hill Company LLC
42.	Infinity Coal Sales, LLC
43.	Interior Holdings, LLC
44.	IO Coal LLC
45.	Jarrell’s Branch Coal Company
46.	Jupiter Holdings LLC
47.	Kanawha Eagle Coal, LLC
48.	Kanawha River Ventures I, LLC
49.	Kanawha River Ventures II, LLC
50.	Kanawha River Ventures III, LLC
51.	KE Ventures, LLC
52.	Little Creek LLC

53.	Logan Fork Coal Company
54.	Magnum Coal Company LLC
55.	Magnum Coal Sales LLC
56.	Martinka Coal Company, LLC
57.	Midland Trail Energy LLC
58.	Midwest Coal Resources II, LLC
59.	Mountain View Coal Company, LLC
60.	New Trout Coal Holdings II, LLC
61.	Newtown Energy, Inc.
62.	North Page Coal Corp.
63.	Ohio County Coal Company, LLC
64.	Panther LLC
65.	Patriot Beaver Dam Holdings, LLC
66.	Patriot Coal Company, L.P.
67.	Patriot Coal Sales LLC
68.	Patriot Coal Services LLC
69.	Patriot Leasing Company LLC
70.	Patriot Midwest Holdings, LLC
71.	Patriot Reserve Holdings, LLC
72.	Patriot Trading LLC
73.	PCX Enterprises, Inc.
74.	Pine Ridge Coal Company, LLC
75.	Pond Creek Land Resources, LLC
76.	Pond Fork Processing LLC
77.	Remington Holdings LLC
78.	Remington II LLC
79.	Remington LLC
80.	Rivers Edge Mining, Inc.
81.	Robin Land Company, LLC
82.	Sentry Mining, LLC
83.	Snowberry Land Company
84.	Speed Mining LLC
85.	Sterling Smokeless Coal Company, LLC
86.	TC Sales Company, LLC
87.	The Presidents Energy Company LLC
88.	Thunderhill Coal LLC
89.	Trout Coal Holdings, LLC
90.	Union County Coal Co., LLC
91.	Viper LLC
92.	Weatherby Processing LLC
93.	Wildcat Energy LLC
94.	Wildcat, LLC
95.	Will Scarlet Properties LLC
96.	Winchester LLC
97.	Winifrede Dock Limited Liability Company
98.	Yankeetown Dock, LLC